Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of June 7, 2005, by and between each of the holders set forth on the signature pages hereto (collectively, the “Holders” and each a “Holder”) and Ventas, Inc., a Delaware corporation (“Parent”).

R E C I T A L S :

WHEREAS, each Holder owns the number of units of limited partnership interests (“Parent OP Units”) in ElderTrust Operating Limited Partnership, a Delaware limited partnership (“Parent OP”), set forth underneath such Holder’s name on the signature pages hereto;

WHEREAS, each Parent OP Unit held by the Holders are redeemable initially in exchange for one share of common stock of Parent, par value $.25 per share (“Parent Common Stock”); and

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of April 12, 2005 by and among Parent, Parent Merger Sub, LLC and University Senior Living Trust, Parent has agreed to enter into this Agreement granting each Holder certain registration rights with respect to Parent Common Stock to be received by such Holder, whether by exercise of a redemption right or otherwise.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Shelf Registration.

(a) Parent shall, at its cost, prepare and, within ten (10) business days hereafter (which period may be extended up to an additional thirty (30) days during a Permitted Blackout (as defined below)), file with the Securities and Exchange Commission (the “SEC”) and thereafter use all reasonable efforts to cause to be declared effective as soon as practicable a registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the offer and sale of the Registrable Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”).

As used in this Agreement, “Registrable Securities” means the Conversion Shares (as defined below); provided, that, as to any proposed offer or sale of Registrable Securities, such securities shall cease to be Registrable Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be distributed pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act, or (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act (other than to family members or estate planning vehicles). As used in this Agreement, “Conversion Shares” means all the shares of Parent Common Stock received by the Holders, or issuable to the Holders, upon exercise of their rights to redeem, or the right of the general partner of Parent OP pursuant to the Second Amended and Restated Agreement of Limited Partnership of Parent OP, as amended, to cause the redemption of, their Parent OP Units in exchange for shares of Parent Common Stock.

(b) Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the Registrable Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of the effectiveness of the Shelf Registration Statement or for such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities, assuming for this purpose that the Holders thereof are not affiliates of Parent (in any such case, such period being called the “Shelf Registration Period”).

(c) Notwithstanding any other provisions of this Agreement to the contrary, Parent shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) Parent shall (i) promptly furnish to each Holder, without charge, prior to the filing thereof with the SEC, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling securityholders.

(b) Parent shall give prompt written notice to the Holders of the Registrable Securities (which notice pursuant to clauses (ii)-(vi) of this Section 2(b) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (if requested by any such Holder) confirmed such advice in writing:

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by Parent or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires Parent to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(vi) upon the occurrence of any of the following events (each, a “Permitted Blackout”): (A) Parent is contemplating a public offering of its common stock (or securities convertible or exchangeable for such common stock) and, in the judgment of the managing underwriter thereof the Shelf Registration Statement would have a material adverse effect on the contemplated offering (provided that Parent shall use its reasonable best efforts to convince such underwriter that the Shelf Registration Statement would not have a material adverse effect on the contemplated offering); or (B) when Parent is in possession of material non-public information that it deems advisable not to disclose in the Shelf Registration Statement or is engaged in active negotiations or planning for a merger or acquisition or disposition transaction which if entered into would, in Parent’s reasonable judgment, need to be disclosed in the Shelf Registration Statement; provided, however, that the aggregate duration of all Permitted Blackout during any period of twelve (12) consecutive months shall be no more than one hundred twenty (120) days in the aggregate and the duration of an individual Permitted Blackout shall be for a period of no more than thirty (30) consecutive days.

(c) Parent shall make every reasonable effort to prevent the issuance of and obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) Parent shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) Parent shall, during the Shelf Registration Period, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. Parent consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, Parent shall register or qualify or cooperate with the Holders of the Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Registrable Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) Parent shall cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the Shelf Registration Period, Parent shall use all reasonable efforts to promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Registrable Securities, the Prospectus as so amended or supplemented will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If Parent notifies the Holders in accordance with paragraphs (ii) through (vi) of Section 2(b) above to suspend the use of the Prospectus, then the Holders shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when Parent shall advise the Holders that the suspension is no longer in effect.

(i) Parent shall take all necessary actions to cause the Registrable Securities to be listed on the New York Stock Exchange (the “NYSE”) not later than the date on which a Shelf Registration Statement covering the Registrable Securities becomes effective. Parent shall promptly notify the Holders of, and confirm in writing, the delisting of the Parent Common Stock by the NYSE. Parent shall promptly deliver, without charge to the Holders, copies of the Prospectus to the NYSE upon effectiveness of the Shelf Registration Statement.

(j) Each Holder shall promptly notify Parent of the sale or disposition of the Registrable Securities held by such Holder.

(k) Each Holder shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be required to effect the Shelf Registration. At least seven (7) business days prior to the first anticipated filing date of the Shelf Registration Statement, Parent shall notify each Holder of the information Parent requires from such Holder.

(l) Each Holder, by accepting the Registrable Securities, agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Shelf Registration Statement hereunder, unless such Holder has notified Parent in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from the Shelf Registration Statement.

(m) Each Holder whose Registrable Securities are included in the Shelf Registration Statement understands that the Securities Act may require delivery of a Prospectus relating thereto in connection with any sale thereof pursuant to the Shelf Registration Statement, and each such Holder shall use its reasonable efforts to comply with the applicable Prospectus delivery requirements of the Securities Act in connection with any such sale and shall comply with the provisions of Regulation M, as promulgated by the SEC under the Securities Act.

3. Registration Expenses. All expenses incident to Parent’s performance of and compliance with this Agreement (other than a Holder’s expense relating to underwriting discounts and commissions relating to Registrable Securities to be sold by such Holder, which shall be borne by such Holder) will be borne by Parent, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(a) all registration and filing fees and expenses;

(b) all fees and expenses incurred in connection with the compliance with federal securities and state “blue sky” or securities laws;

(c) all expenses of printing (including printing certificates for the Registrable Securities to be issued and printing of Prospectuses);

(d) all fees and disbursements of counsel for Parent;

(e) all application and filing fees in connection with listing the Registrable Securities on the New York Stock Exchange; and

(f) all fees and disbursements of independent certified public accountants of Parent.

4. Indemnification.

(a) Parent agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each Holder, and such controlling persons are referred to collectively as the “Indemnified Parties”), from and against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities), as incurred, to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with information pertaining to a Holder and furnished to Parent by or on behalf of such Holder in writing specifically for inclusion therein; and provided, further, that the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities, purchased the Registrable Securities concerned and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus if Parent had previously furnished copies thereof to such Holder.

(b) Each Holder, severally and not jointly, will indemnify and hold harmless Parent, its officers and directors and each person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) or any actions in respect thereof, to which Parent or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information pertaining to such Holder and furnished to Parent by or on behalf of such Holder in writing specifically for inclusion therein.

(c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent, if any, that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, alone or jointly with any other indemnifying party similarly notified, to assume the defense thereof (except if the indemnified party is advised by its counsel that there may be defenses available to it which are different from or additional to those available to the indemnifying party in which case the indemnified party may retain a single counsel at the indemnifying party’s expense), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be wholly or partially unavailable to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Parent.

5. Miscellaneous.

(a) Remedies. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to: (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by Parent and the written consent of the holders of a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consents.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission (provided that such delivery shall not constitute notice to the Holders) or air courier which guarantees overnight delivery:

(i)      if to a Holder of the Registrable Securities, at the address set forth on the signature pages hereto or the current address hereafter given by such Holder to Parent.

(ii)     if to Parent:

Ventas, Inc.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

Fax No.: (502) 357-9050

Attention: T. Richard Riney, Esq.

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Fax No.: (212) 728-8111

Attention: Thomas M. Cerabino, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission (provided that such delivery shall not constitute notice to the Holders); and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(d) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law; Jurisdiction.

(i) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(ii) Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

(iii) Process in any proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(iv) Each party to this Agreement waives, to the fullest extent permitted by applicable legal requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

(h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

PARENT:

VENTAS, INC.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Parent Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Darryl W. Copeland, Jr.
Name:	Darryl W. Copeland, Jr.

Print Name of Holder: Darryl W. Copeland, Jr.

Number of Parent OP Units: 104,286

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Charles A. Post
Name:	Charles A. Post

Print Name of Holder: Charles A. Post

Number of Parent OP Units: 73,401

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ William P. Ciorletti
Name:	William P. Ciorletti

Print Name of Holder: William P. Ciorletti

Number of Parent OP Units: 79,618

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Saul A. Behar
Name:	Saul A. Behar

Print Name of Holder: Saul A. Behar

Number of Parent OP Units: 33,692

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Randolph W. Jones
Name:	Randolph W. Jones

Print Name of Holder: Randolph W. Jones

Number of Parent OP Units: 16,044

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Mark A. Doyle
Name:	Mark A. Doyle

Print Name of Holder: Mark A. Doyle

Number of Parent OP Units: 16,044

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Frederic H. Lindeberg
Name:	Frederic H. Lindeberg

Print Name of Holder: Frederic H. Lindeberg

Number of Parent OP Units: 16,044

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Marie P. Mueller
Name:	Marie P. Mueller

Print Name of Holder: Marie P. Mueller

Number of Parent OP Units: 2,807

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Geoffrey Domal
Name:	Geoffrey Domal

Print Name of Holder: Geoffrey Domal

Number of Parent OP Units: 2,005

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]

HOLDER:

By:	/s/ Nancy Mele
Name:	Nancy Mele

Print Name of Holder: Nancy Mele

Number of Parent OP Units: 1,203

Address for Notices:

fax:

[Holder Signature Page to Registration Rights Agreement]